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                                                                    Exhibit 23.4
                                                                    ------------



                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors
BWay Corporation


We consent to incorporation by reference in Registration Statement No. 333-26013 on Form S-4 of BWay Corporation of our report dated April 24, 1996, except as to the last paragraph of note 1, which is dated as of July 19, 1996, relating to the consolidated financial statements of Milton Can Company, Inc. and Subsidiary as of December 31, 1995 and for the year then ended and to the reference to our firm under the heading "Experts" in the Registration Statement.

                                             /s/ KPMG Peat Marwick LLP

                                                 KPMG Peat Marwick LLP


Short Hills, NJ
February 3, 1998